December 2, 2009

Seabridge Gold Inc.
106 Front Street East
Suite 400
Toronto, ON   M5A 1E1

Attention:      Rudi P. Fronk, President

Dear Mr. Fronk:

Re:    Letter of Intent for the Acquisition of Certain Mining Claims in Nevada

This letter confirms our mutual intention to enter into negotiations to effect the acquisition of a 100% interest in certain mining claims and leasehold interests in Nevada as described in Schedule A (the “Claims”) through an acquisition of such interest (the “Transaction”) on the terms set forth below.  This letter is not intended to create legally binding obligations except as set out in paragraphs 1.2(1), 4, 5, 6 and 7 below but will serve as the basis for negotiating a definitive agreement (the “Transaction Agreement”) leading to the completion of the Transaction.

1.	The Transaction

1.1       Structure: The Transaction will be an structured as an asset acquisition, with the purchase of the Claims by Constitution Mining Corp. (“Constitution Mining”) from certain of Seabridge Gold Inc.’s (“Seabridge Gold”) subsidiary companies (each of which is a “Seller” and collectively, the “Sellers”).

1.2       Consideration:  The consideration payable by Constitution Mining to Seabridge Gold shall consist of:

1)
upon signing of this letter of intent, payment of $200,000 in consideration of Seabridge Gold agreeing to the standstill below, which amount shall be credited against the $1,000,000 payable on the Closing (defined below);

2)
upon completion of the transfer of title to the Claims to Constitution Mining or its nominee (“Closing”), scheduled for January 31, 2010 or as soon as possible thereafter as can be arranged by the parties, the following consideration will be paid to the Sellers:

(a)	$1,000,000, against which the $200,000 delivered to Seabridge herewith under section 1.2(1) above will be credited, and $800,000 will be paid by way of certified cheque, bank draft or wire transfer;

(b)	1,000,000 restricted shares of common stock of Constitution Mining;

(c)
a secured promissory note in the principal amount of $1,000,000, which principal will be payable in full on or before the first anniversary of Closing and bear interest at a rate of 8% per year, payable on the repayment date; and

(d)
a transferrable convertible secured debenture in the principal amount of $1,000,000, maturing on the second anniversary of closing and bearing interest at a rate of 8% per year, payable quarterly, with principal and accrued interest convertible by Seabridge within 30 days of maturity into shares of common stock at $1.00 per share, redeemable in full but not in part by Constitution Mining at any time upon payment of 125% of the principal and accrued interest outstanding at the time of redemption; and

3)             on or before February 28, 2010:

(a)	$1,000,000 by way of certified cheque, bank draft or wire transfer; and

(b)
2,000,000 restricted shares of common stock of Constitution Mining, which shall be held in escrow (pursuant to the terms of a mutually agreeable escrow agreement) and released 36 months following issuance.  The escrow agreement shall provide that, in the event that additional exploration activity on any one of the Claims results in an increase in identified “measured and indicated mineral resources” such that the total number of reportable ounces of “resources” grows to 1,000,000 (inclusive of the existing base of 215,000 ounces), as defined in the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Definition Standards, such shares will be released.

The secured promissory note and the convertible secured debenture will be secured by the Claims.  If the payment of $1,000,000 and the deposit of the 2,000,000 common shares of Constitution Mining required to occur on or before February 28, 2010 is not completed by March 1, 2010, then Constitution Mining shall promptly transfer title to the Claims back to the subsidiary of Seabridge from which it was transferred to Constitution Mining and all payments made by Constitution Mining to such date shall be forfeited by Constitution Mining and retained by Seabridge.  Under the Escrow Agreement Constitution Mining shall have an obligation to prepare a resource estimate upon the completion of an exploration program that would reasonably be expected to result in an aggregate resource estimate in respect of all deposits on the Claims exceeding 1,000,000 ounces.

1.3       Terms and conditions: The Transaction Agreement will be drafted by counsel to Seabridge Gold and will contain provisions that are customary for a transaction of this nature, and will include (but not be limited to) representations and warranties and indemnities from Seabridge Gold and Constitution Mining including Constitution Mining’s status as a reporting issuer with the U.S. Securities and Exchange Commission Exchange (the “SEC”).  The closing conditions in favour of Constitution Mining and Seabridge Gold will include the following:

(a)	receipt of all required regulatory approvals to the carrying out of the Transaction;

(b)	approvals of the boards of directors of Constitution Mining and Seabridge Gold;

(c)	obtaining all required consents of third parties;

(d)	completion, to their respective sole satisfaction, of due diligence by Seabridge Gold of Constitution Mining and by Constitution Mining of the Claims;

(e)	all representations in the Transaction Agreement being accurate as of the Closing;

(f)
delivery of title to the Claims, free and clear of all liens and encumbrances other than those contemplated under the lease agreements governing certain of the Claims and as required under statutes, regulations, ordinances or other governmental instruments which apply to the Claims;

(g)	no adverse material change in the status of the Claims since the execution of the Transaction Agreement;

(h)	employment/consulting agreement on terms to be mutually agreed upon with William E. Threlkeld to lead and oversee the operations in regards to the Claims; and

(i)	Closing to be completed on a best efforts basis by the parties within the following parameters:

(i)	notice of completion of substantial due diligence and board approval by both parties by January 15, 2010;

(ii)	execution of Transaction Agreement by January 31, 2010; and

(iii)	Closing by January 31, 2010.

Both parties will work diligently during this period but recognize that regulatory and other market delays may require adjustments to this timetable.

1.4     Registration Right: If Constitution Mining registers any of its securities under the U.S. Securities Act (other than by a registration on Form S-8, S-4, F-4 or any successor similar forms or any other form not available for registering “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act) for sale to the public, whether or not for sale for its own account, it will each such time, at least twenty (20) days prior to filing the registration statement, give written notice to Seabridge Gold of its intention to do so.  If Seabridge Gold still holds shares of Common Stock of Constitution Mining that are either:

(j)	“restricted securities” within the meaning of Rule 144 under the U.S. Securities Act; or

(k)	subject to transfer restrictions under Rule 144 due to such Shareholder’s status as an “affiliate” of the Company as defined thereunder,

(such Common Stock, the “Restricted Securities”) Seabridge Gold shall have the right, upon the written request by it made within fifteen (15) days thereafter (which request shall specify the Restricted Securities intended to be disposed of by such Investor and the intended method of disposition thereof), to request the Company to register all or part of its Restricted Securities.  If so requested, the Company agrees to use its reasonable best efforts to include in such registration under the U.S. Securities Act (if it proceeds with such registration) all Restricted Securities which the Company has been so requested to register.

2.         Due Diligence

2.1       Due Diligence Period: Once all parties have signed this letter, the due diligence teams of Seabridge Gold and Constitution Mining may commence due diligence investigations on Constitution Mining and the Claims, respectively, and shall continue to have access to due diligence materials up to January 15, 2010 (“Due Diligence Period”).  During the Due Diligence Period Seabridge Gold and its subsidiaries that are selling Claims will give Constitution Mining full access to the:

(a)	books, records, business plans, financial and operating data and all other information;

(b)	assets and operations; and

(c)	personnel,

relating to the Claims.  During the Due Diligence Period Constitution Mining will give Seabridge Gold full access to the:

(d)	books, records, business plans, financial and operating data and all other information;

(e)	assets and operations; and

(f)	personnel,

relating to itself.

3.	Definitive Agreement

Upon the satisfactory completion of diligence by Constitution Mining, the parties shall negotiate the terms of the Transaction Agreement, acting reasonably and in good faith, with a view to executing the Transaction Agreement on or before January 31, 2010.

4.	Standstill

In consideration of the deposit, Seabridge Gold agrees that it will not solicit offers from, or have discussions with, any third parties regarding its sale of its interest in the Claims during the Due Diligence Period.

5.	Transaction Costs

Each of the parties will be responsible for all costs (including, but not limited to, financial advisory, accounting, legal and other professional or consulting fees and expenses) incurred by it in connection with the transactions contemplated hereby.

6.	Publicity

Neither party will make any announcement, issue any press release or otherwise disclose the existence of this letter, without the prior written consent of the other party.

Both parties acknowledge that, as reporting companies, the parties will be required to give public disclosure about the Transaction in accordance with the applicable securities laws.

7.	Confidentiality Agreements

Each party will agree to keep the existence and the terms of this Letter of Intent confidential and will not make any disclosure except where disclosure is required by law.  In addition, each party agrees that any information provided to the other in connection with the negotiation and entering into of the definitive agreements for the Transaction will be maintained in confidence, will not be disclosed to any other party, other than each party’s respective professional advisors, except where disclosure is compelled by applicable law and will not be used by the party for any purpose other than the evaluation and completion of the Transaction.  Each party will ensure that its respective officers, directors, employees and consultants will agree to maintain all information in connection with this Letter of Intent and the business combination transactions confidential.  All obligations regarding confidentiality will survive termination of this Letter of Intent.

8.	General

All dollar amounts set forth in this letter are in US Dollars.

This letter will be governed by and construed in accordance with the laws of British Columbia, Canada.  Seabridge Gold and Constitution Mining submit to the jurisdiction of the courts of British Columbia with respect to any matters arising out of this letter.

This letter will not constitute an offer capable of acceptance.  Upon the written confirmation of the general terms and conditions set out in this letter by the parties to whom it is addressed, it will constitute a non-legally binding memorandum of understanding (except for paragraphs 1.2(1), 4, 5, 6 and 7) between us with respect to the principal terms and conditions to be included in a definitive agreement.

If you are in agreement with the foregoing, please confirm that this letter accurately sets forth your understanding of the terms of the proposed Transaction and the other matters set forth herein, by signing a copy of this letter below and returning it to us prior to 5:00 p.m. (Vancouver time) on December 2, 2009, failing which this letter shall be null and void.

This letter may be executed in any number of counterparts, each of when executed and delivered (including by way of facsimile) is an original but all of which taken together shall constitute one and the same instrument.

Yours very truly,

CONSTITUTION MINING CORP.

Per:   /s/  Gary Artmont
         Authorized Signatory

Agreed and confirmed this 2nd day of December, 2009.

SEABRIDGE GOLD INC.

Per:   /s/  Rudi Fronk
          Authorized Signatory

SCHEDULE A

LEASEHOLD PROPERTIES

County	Project	# of Claims	Operator	Owner(s)	Notes:
Nevada:
CHURCHILL	ARON (Aron & Windmill claims)	20	SEABRIDGE	RENEGADE (10) + EM CRIST(10)	Lease from Renegade Exploration Inc.
ELKO	MOUNT WILSON (W.C. claims)	8	PIGCO	MARGRAF et al	Lease from Margraf et al
NYE	HANNAPAH (HANN claims)	8	PIGCO	PIGCO	Lease from Platoro
NYE	RAYS (RAYS & SAM claims)	25	PIGCO	DK JENNINGS	Lease from Jennings et al
NYE	CLIFFORD (COUGAR & TERRY claims)	4	PIGCO	AJ CLIFFORD et al	Lease from Boscovich and Clifford et al
NYE	HANNAPAH (DODGE & LORIE claims)	6	PIGCO	BC DUTCHER	Lease from Dutcher
NYE	McCANN (RUBY claim)	1	PIGCO	L BOSCOVICH + BOTTOM FAMILY TRUST	Lease from Bottom Family trust
NYE	MERGER (RUBY claims)	3	PIGCO	B&M BOSCOVICH + RE&GE CLIFFORD	Lease from Boscovich et al
NYE	THUNDER MTNISILVER ACE (SILVER ACE claim)	1	PIGCO	L BOSCOVICH + BOTTOM FAMILY TRUST	Lease from Bottom Family Trust
NYE	THUNDER MTN/TOUGH NUT (TOUGH NUT claims)	2	PIGCO	L BOSCOVICH + BOTTOM FAMILY TRUST	Lease from Bottom Family Trust

Constitution Mining Corp.
Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A. Miraflores, Lima, Perú

CLAIMS

County	Project	# of Claims	Operator	Owner(s)	Notes:
Nevada:
CHURCHILL	WESTGATE (M claims)	98	SEABRIDGE	SEABRIDGE
ELKO	MAVERICK NORTH (RE claims)	28	PIGCO	PIGCO
ELKO	MOUNT WILSON (DC claims)	31	PIGCO	PIGCO
ESMERALDA	CASTLE ROCK (CP,JD,NBSS,NEW,DJ,JAZ&WE S claims)	125	SEABRIDGE	PLATORO (73) + KENNECOTT (20) + GREAT BASIN (32)	Agreement with Platoro
ESMERALDA	CLAYTON RIDGE (LA claims)	6	PIGCO	PIGCO
ESMERALDA	GILBERT SOUTH (CC claims)	102	PIGCO	PIGCO
ESMERALDA	MILLER’S SOUTH (AS claims)	21	PIGCO	PIGCO
HUMBOLDT	GOLDEN SHEARS (GS claims)	9	SEABRIDGE	PLATORO	Agreement with Platoro West Inc.
HUMBOLDT	KING’S RIVER (AT claims)	44	PIGCO	PIGCO
MINERAL	TETON (LP claims)	20	PIGCO	PIGCO
NYE	B.A.BRECCIA (BAB claims)	18	PIGCO	PIGCO
NYE	BAXTER SPRINGS (BAXTER & PZ claims)	40	PIGCO	PIGCO
NYE	BELLEHELLEN WEST (YH claims)	18	PIGCO	PIGCO
NYE	CLIFFORD (CM claims)	64	PIGCO	PIGCO
NYE	EDEN (EN claims)	21	PIGCO	PIGCO
NYE	ELLENDALE (YC and TF claims)	168	PIGCO	PIGCO
NYE	FOUR MILE BASIN (KM claims)	207	PIGCO	PIGCO
NYE	GEORGE’S CANYON (GC claims)	30	PIGCO	PIGCO
NYE	GOLDEN ARROW SOUTH (GS claims)	230	PIGCO	PIGCO
NYE	HANNAPAH (HP,HANN & HANNA claims)	196	PIGCO	PIGCO
NYE	LIBERTY SPRINGS (LB claims)	80	PIGCO	PIGCO

Page |

NYE	MERGER (BH claims)	46	PIGCO	PIGCO
NYE	MIDWAY ISLANDS	16	PIGCO	PIGCO
	(KN,MWAY,NY & RF claims)
NYE	MIDWAY NW (DB claims)	40	PIGCO	PLACER DOME	Agreement with Placer Dome US Inc.
NYE	MIDWAY SW (DBS claims)	47	PIGCO	PLACER DOME	Agreement with Placer Dome US Inc.
NYE	RAYS (SE claims)	62	PIGCO	PIGCO
NYE	STONEWALL (SW claims)	73	PIGCO	PIGCO
NYE	THUNDER MOUNTAIN (AW claims)	173	PIGCO	PIGCO
NYE	THUNDER MOUNTAIN (AW claims)	53	PIGCO	PIGCO
PERSHING	WILLOW (WILLOW claims)	6	SEABRIDGE	GETCHELL	Agreement with Getchell Gold Corp
NYE	McCANN (MC claims)	24	PIGCO	PIGCO